                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   __________

                                    FORM T-1

              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee


                        FIRST BANK NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

     United States                                 41-0256895
(State of Incorporation)                       (I.R.S. Employer
                                              Identification No.)

     First Trust Center
     180 East Fifth Street
     St. Paul, Minnesota                              55101
(Address of Principal Executive Offices)           (Zip Code)



                         TRUMP ATLANTIC CITY ASSOCIATES
                       TRUMP ATLANTIC CITY FUNDING, INC.
                             TRUMP PLAZA ASSOCIATES
             (Exact name of registrant as specified in its charter)

     New Jersey                                          22-3213714
     Delaware                                            22-3418939
     New Jersey                                          22-3241643
(State of Incorporation)                         (I.R.S. Employer
                                                Identification No.)

     Missippi Avenue and The Boardwalk
     Atlantic City, N.J.                                   08401
(Address of Principal Executive Offices)                (Zip Code)



                        % FIRST MORTGAGE NOTES DUE 2006
                      (Title of the Indenture Securities)
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                                    GENERAL
                                    -------

1. General Information  Furnish the following information as to the Trustee.
   -------------------

       (a)  Name and address of each examining or supervising authority   to
   which it is subject.

               Comptroller of the Currency
               Washington, D.C.

       (b) Whether it is authorized to exercise corporate trust powers.

          Yes

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS  If the obligor or any underwriter
   ------------------------------------------
   for the obligor is an affiliate of the Trustee, describe each such affiliation.

               None

     See Note following Item 16.

     Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS  List below all exhibits filed as a part of this statement
    ----------------
    of eligibility and qualification. Each of the exhibits listed below is incorporated by reference from registration number 33-90786.

    1. Copy of Articles of Association.

    2. Copy of Certificate of Authority to Commence Business.

    3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).

    4. Copy of existing By-Laws.

    5. Copy of each Indenture referred to in Item 4.  N/A.

    6. The consents of the Trustee required by Section 321(b) of the   act.

    7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.
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                                      NOTE

   The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                   SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Bank National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 29th day of March 1996.

                    FIRST BANK NATIONAL ASSOCIATION
[SEAL]


                    /s/ Richard Prokosch
                    -------------------------------
                    Richard Prokosch
                    Trust Officer


/s/ Kathe Barrett
________________________
Kathe Barrett
Assistant Secretary
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                                   EXHIBIT 6

                                    CONSENT

   In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  March 29, 1996

                    FIRST BANK NATIONAL ASSOCIATION

                    /s/ Richard Prokosch
                    ______________________________
                    Richard Prokosch
                    Trust Officer